UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                          SCHEDULE 14C
         Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement


                    AudioMonster Online, Inc.
        (Name of Registrant As Specified In Its Charter)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

    (1) Title of each class of securities to which transaction applies:


    (2) Aggregate number of securities to which transaction applies:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    (4) Proposed maximum aggregate value of transaction:


    (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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 To be mailed on February 20, 2001 to all shareholders of record as of February 7, 2001


                    AUDIOMONSTER ONLINE, INC.
                     47 Mall Drive, Suite 5
                     Commack, New York 11725


                      INFORMATION STATEMENT

This Information Statement is being furnished to shareholders of AudioMonster Online, Inc., a Nevada corporation (the "Company"), in connection with an action taken by shareholders holding a majority of the voting power of the Company. On February 7, 2001, such shareholders approved an amendment to the articles of incorporation of the Company to change the name of the Company to "Lockwave Technologies, Inc." No other votes are required or necessary. See the information under the captions "Procedure for Approval of Name Change" and "Required Approvals Obtained".

The Name Change will become effective when an amendment to the Articles of Incorporation of the Company providing for the change (the "Amendment") is filed with the Secretary of State of the State of Nevada. The Company intends to file the Amendment on the first business day following the 20th day after mailing of this Information Statement to the Company's shareholders. This Information Statement is to be mailed on February 20, 2001 to all shareholders of record as of February 7, 2001.


          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                  REQUESTED NOT TO SEND A PROXY


            PROCEDURE FOR APPROVAL OF THE NAME CHANGE

The Nevada Revised Statutes, as amended (the "NRS"), require that, in order for the Company to amend the Articles, the Board must adopt resolutions setting forth the proposed amendment and declaring its advisability and must call a meeting of shareholders of the Company at which shareholders holding at least a majority of the Company's capital stock entitled to vote must approve the proposed amendment. NRS 78.320 provides that, in lieu of a vote taken at a shareholders' meeting, shareholders holding at least a majority of the voting power of the Company's capital stock may consent in writing to any action otherwise required to be taken at a meeting of shareholders, including the adoption of an amendment to the Company's Articles.

                   REQUIRED APPROVALS OBTAINED

On February 7, 2001, the Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the Amendment effecting the Name Change. Under the NRS, the record date for such action, which date determines the shareholders entitled to vote, was the date of the Board Consent (the "Record Date"). On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 37,295,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), of which the Majority Shareholders held 24,125,000 or 64.7% of the total stock entitled to vote on the proposed amendment. On February 7, 2001, the Majority Shareholders, by written consent in lieu of a meeting, approved the Amendment to effect the Name Change. No further consents, votes or proxies are necessary to effect the Name Change.

                 DISSENTERS' RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for any dissenters' rights with respect to the amendment of the Articles as set forth herein. Therefore, no dissenters' rights of appraisal are given in connection with the subject matter hereof.

     INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment, which is not shared by all other shareholders of the Company.

         PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by Management and by each person known by AudioMonster to be the beneficial owner of more than 5% of the outstanding Common Stock.

Name and Address          Amount and Nature of
of Beneficial Owner       Beneficial Ownership(1)    Percent of Class

Paul S. Steo (2)(4)                0                        0%
47 Mall Drive
Commack, New York 11725

Thomas Massaro (3)(4)              0                        0%
47 Mall Drive
Commack, New York 11725

Imojo Inc. (4)                 24,125,000                  64.7%
47 Mall Drive
Commack, New York 11725

----------------------------------------

(1) This column reflects amounts as to which the beneficial owner has sole voting power and sole investment power.

(2) Mr. Steo is the Company's President, Secretary/Treasurer and a director.

(3) Mr. Massaro is a director of the Company.

(4) Neither Mr. Steo nor Mr. Massaro have any equity interest in Imojo Inc.

                        CHANGE OF CONTROL

On September 25, 2000, the Company and its newly formed wholly-owned subsidiary, AMOL, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger with Lockwave, Inc., a Delaware corporation, and the owner of all of the outstanding common stock of Lockwave, Imojo, Inc., a Delaware corporation. The Agreement was amended on January 24, 2001. Shareholder consent or authorization was not solicited or obtained in connection with the transaction. As a result of the Agreement as amended, Imojo acquired 62% of the Common Stock of AudioMonster. Information concerning the transaction is contained in a Form 8-K Report that was filed with the Securities and Exchange Commission on October 10, 2000, as amended by Amendment No. 1 thereto filed on December 11, 2000, and is incorporated herein by reference.

Change in Officers and Directors
--------------------------------

Also in connection with the transaction, the sole officer and director of the Company, Greg Corcoran, agreed to resign all his positions with the Company effective January 24, 2001, and a new board was elected and new officers were appointed. The new officers and directors are set forth above under "Principal Shareholders and Management Ownership." Information concerning the change of control is contained in a Form 8-K report that was filed with the Securities and Exchange Commission on February 7, 2001, and is incorporated herein by reference.

Change in Corporate Offices
---------------------------

The corporate offices of the Company have been transferred to 47
Mall Drive, Suite 5, Commack, New York 11725, and its new telephone number is (631) 864-1515.

New Trading Symbol
------------------

As soon as the Name Change is effective, the Company will apply for a new trading symbol. The Company proposes to change its symbol from AMMQ to LOKW, LWAV, LKWV or such other available trading symbol issued by the National Association of Securities Dealers which the Board of Directors deems appropriate.

           AMENDMENT TO THE ARTICLES OF INCORPORATION

The Board of Directors and the holders of a majority of the Common Stock have approved the Name Change to better fit the Company's needs after the recent transaction. The principal business of the Company will be the business of the surviving subsidiary, so that the name "Lockwave Technologies, Inc." will better reflect the Company's business.

As indicated above, the Company intends to file the Amendment with the Secretary of State of the State of Nevada, thereby effecting the Name Change, on the first business day following the 20th day after the mailing of this Information Statement to Company's shareholders.

                     ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the past twelve months, which have been filed with the Securities and Exchange Commission, may be accessed though the EDGAR Archives of the Commission on the Internet at www.sec.gov.



                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Paul S. Steo
                              Paul S. Steo
                              President, Secretary/Treasurer and Director


February 20, 2001